Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated October 14, 2005 (except note 13, as to which the date is October 24, 2005) relating to the consolidated financial statements and financial statement schedule of Nitches, Inc., which appears in Nitches, Inc.’s Annual Report on Form 10-K for the year ended August 31, 2005, as amended.

/s/ BERENSON LLP

New York, New York
June 29, 2006